EXHIBIT 99.1

                                              INVESTOR RELATIONS CONTACT:
                                              Jeffrey P. Harris
                                              Tel: 415-278-7933
                                              investor_relations@gymboree.com

                                              MEDIA RELATIONS CONTACT:
                                              Jamie Falkowski
                                              Tel : 415-278-7942
                                              media_relations@gymboree.com


           THE GYMBOREE CORPORATION REPORTS THIRD QUARTER 2006 RESULTS

San Francisco, Calif., November 15, 2006 - The Gymboree Corporation (NASDAQ:
GYMB) today reported earnings for the third fiscal quarter ended October 28, 2006, of $17.4 million, or $0.53 per diluted share, including incremental pre-tax charges of approximately $10.2 million ($0.19 per diluted share) relating to the previously announced closure of the Janeville division. Results also include $1.7 million of stock-based compensation expense ($0.03 per diluted share) resulting from the adoption of FAS Statement 123R in fiscal 2006. Excluding Janeville closure costs, earnings for the third fiscal quarter were $23.6 million, or $0.72 per diluted share. This compares to earnings from continuing operations of $11.1 million, or $0.35 per diluted share, for the same period of the prior year.

Net sales from retail operations for the third quarter ended October 28, 2006, totaled $212.9 million, a 22% increase over the $174.5 million in net sales from retail operations for the third fiscal quarter of the prior year. As previously reported, comparable store sales from retail operations for the third fiscal quarter increased 16% over the same period last year. Total net sales for the third fiscal quarter were $215.6 million, an increase of 22% compared to total net sales of $177.1 million for the third fiscal quarter last year.

"Results for the third quarter exceeded our expectations due to great product, strong marketing and reduced product costs," said Matthew McCauley, Chairman and Chief Executive Officer. "I am pleased with the third quarter results, and continue to see additional sourcing, marketing and merchandising opportunities ahead of us."

BUSINESS OUTLOOK

For the fourth fiscal quarter, the Company expects a low single-digit comparable store sales increase over the prior year. The Company now expects fourth fiscal quarter earnings to be in the range of $0.62 to $0.64 per diluted share before the incremental costs associated with the closure of the Janeville division. Including the Janeville-related pre-tax charges of approximately $4 million ($0.07 per diluted share), quarterly earnings are expected to be in the range of $0.55 to $0.57 per diluted share. These figures also include the impact of stock-based compensation ($0.04 per diluted share) arising from the adoption of FAS Statement 123R.

For the full fiscal year 2006, the Company now expects earnings per diluted share to be in the range of $1.89 to $1.91, before the impact of the Janeville closure, but including stock-based compensation expense of $0.15. Including the impact of the Janeville closure, earnings per diluted share for the full year are expected to be in the range of $1.63 to $1.65. This change represents an increase of $0.07 over the prior earnings guidance, excluding the impact of the Janeville closure.

MANAGEMENT PRESENTATION

The live broadcast of the discussion of the third quarter 2006 financial results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, November 15, 2006. To listen to the live broadcast over the Internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight ET, Wednesday, November 22, 2006, at 800-642-1687, passcode 5524624, as well as archived on our Web site at the same location as the live Web cast.

ABOUT THE GYMBOREE CORPORATION

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of October 28, 2006, the Company operated a total of 709 stores: 577 Gymboree(R) retail stores (549 in the United States and 28 in Canada), 37 Gymboree Outlet stores, 78 Janie and Jack(R) retail shops and 17 Janeville(R) stores in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 550 franchised and company-operated centers in the United States and 27 other countries.

FORWARD-LOOKING STATEMENTS

The foregoing financial results for the third fiscal quarter ended October 28, 2006, as well as the expected financial effects of the closure of Janeville operations, are un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. The foregoing paragraphs contain forward-looking statements relating to anticipated sales growth and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, unanticipated costs incurred in connection with the closure of the Janeville division, general economic conditions, effects of future embargos from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 28, 2006. These forward-looking statements reflect The Gymboree Corporation's expectations as of October 28, 2006. The Gymboree Corporation undertakes no obligation to update the information provided herein.

       Gymboree, Janie and Jack, and Janeville are registered trademarks of The Gymboree Corporation.

                                       ###

                            THE GYMBOREE CORPORATION
                            ------------------------
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   -------------------------------------------
               (In thousands, except per share and operating data)
                                   (Unaudited)

                                                                13 WEEKS ENDED                    39 WEEKS ENDED
                                                        ------------------------------    ------------------------------
                                                           OCT 28,           OCT 29,         OCT 28,           OCT 29,
                                                            2006              2005            2006              2005
                                                        ------------      ------------    ------------      ------------
Net sales:
    Retail                                              $    212,922      $    174,507    $    552,098      $    464,582
    Play & Music                                               2,708             2,576           7,956             7,505
                                                        ------------      ------------    ------------      ------------
     Total net sales                                         215,630           177,083         560,054           472,087
Cost of goods sold, including
    buying and occupancy expenses                           (110,013)(a)       (95,779)       (298,425)(a)      (278,918)
                                                        ------------      ------------    ------------      ------------
     Gross profit                                            105,617            81,304         261,629           193,169
Selling, general and administrative expenses                 (77,221)(b)       (60,956)       (207,173)(b)      (170,879)
                                                        ------------      ------------    ------------      ------------
    Operating income                                          28,396            20,348          54,456            22,290
Other income                                                   1,083               488           4,142               989
                                                        ------------      ------------    ------------      ------------
    Income before income taxes                                29,479            20,836          58,598            23,279
Income tax expense                                           (12,062)           (9,725)        (22,754)          (10,600)
                                                        ------------      ------------    ------------      ------------
    Income from continuing operations                         17,417            11,111          35,844            12,679
Income from discontinued operations, net of tax                    -                46               -               653
                                                        ------------      ------------    ------------      ------------
    Net income                                          $     17,417(c)   $     11,157    $     35,844(c)   $     13,332
                                                        ============      ============    ============      ============

Basic per share amounts:
Income from continuing operations                       $       0.56      $       0.36    $       1.13      $       0.41
Income from discontinued operations, net of tax                    -                 -               -              0.02
                                                        ------------      ------------    ------------      ------------
Net income                                              $       0.56      $       0.36    $       1.13      $       0.43
                                                        ============      ============    ============      ============

Diluted per share amounts:
Income from continuing operations                       $       0.53      $       0.35    $       1.08      $       0.40
Income from discontinued operations, net of tax                    -                 -               -              0.02
                                                        ------------      ------------    ------------      ------------
Net income                                              $       0.53      $       0.35    $       1.08      $       0.42
                                                        ============      ============    ============      ============

Weighted average shares outstanding:
    Basic                                                     31,332            31,370          31,798            31,263
    Diluted                                                   32,735            32,051          33,206            31,767

OPERATING DATA:
Stores Open at the Beginning of the Period                       684               646             659               648
New Stores                                                        26                19              51                26
Closed Stores                                                     (1)               (2)             (1)              (11)
                                                        ------------      ------------    ------------      ------------
Stores Open at the End of the Period                             709               663             709               663
                                                        ============      ============    ============      ============

Gross Store Square Footage                                 1,352,000         1,248,000       1,352,000         1,248,000
Merchandise Inventories per Store                       $    148,000      $    152,000    $    148,000      $    152,000

(a) Includes approximately $3.1 million in pre-tax charges related to the closure of the Janeville division.
(b) Includes approximately $7.1 million in pre-tax charges related to the closure of the Janeville division.
(c) Includes approximately $6.2 million in after-tax charges, or $0.19 per diluted share, related to the closure of the Janeville division.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In thousands)
                                   (Unaudited)

                                                        OCT 28,      JANUARY 28,      OCT 29,
                                                         2006           2006           2005
                                                     ------------   ------------   ------------
CURRENT ASSETS
    Cash and cash equivalents                        $     25,549   $     32,037   $     34,132
    Marketable securities                                  97,600        115,000         58,275
    Accounts receivable                                    14,243         12,027         12,095
    Merchandise inventories                               104,694        100,474        100,814
    Prepaid income taxes                                   11,471          5,285          8,615
    Prepaid expenses and deferred taxes                     6,970          7,225          5,700
    Current assets of discontinued operations                   -            479            514
                                                     ------------   ------------   ------------
       Total current assets                               260,527        272,527        220,145
                                                     ------------   ------------   ------------

Property and Equipment, net                               145,533        146,055        148,492
Lease Rights, Deferred Taxes and Other Assets               4,748          6,196          4,969
                                                     ------------   ------------   ------------

    Total Assets                                     $    410,808   $    424,778   $    373,606
                                                     ============   ============   ============

CURRENT LIABILITIES
    Accounts payable                                 $     54,251   $     45,186   $     45,404
    Accrued liabilities                                    65,360         55,303         44,990
    Current liabilities of discontinued operations              -            732            956
                                                     ------------   ------------   ------------
       Total current liabilities                          119,611        101,221         91,350
                                                     ------------   ------------   ------------

LONG TERM LIABILITIES
    Deferred rent and other liabilities                    46,654         48,480         47,599

Stockholders' Equity                                      244,543        275,077        234,657
                                                     ------------   ------------   ------------

    Total Liabilities and Stockholders' Equity       $    410,808   $    424,778   $    373,606
                                                     ============   ============   ============